Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of BUCA, Inc. on Form S-8 of our report dated January 25, 2002, appearing in the Annual Report on Form 10-K of BUCA, Inc. for the fiscal year ended December 30, 2001.

/s/ Deloitte & Touche, LLP
Deloitte & Touche, LLP

Minneapolis, MN
September 6, 2002